Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of our report dated March 16, 2011 relating to our audit of the consolidated financial statements, the financial statement schedule and internal control over financial reporting included in this Annual Report on Form 10-K, into the Company’s previously filed registration statements on Form S-8 (File Nos. 333-134606, 333-123698, 333-61953, 333-92875 and 333-92877) and Form S-3 (File No. 333-134603).

Hein & Associates LLP
Houston, Texas

March 16, 2011